UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  August 22, 2006
(Date of earliest event reported)

Opta Corporation
(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1350 Bayshore Highway, Suite 600, Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 579-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01 Other Events.

As previously reported in a Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended, and a definitive Information Statement on Schedule 14C, as amended, Opta Corporation (the “Company”) announced today that it has filed a Certificate of Merger with the Delaware Secretary of State, whereby the Company merged with Opta Merger Corp, a wholly-owned subsidiary of the Company, with the Company as the surviving corporation, pursuant to an Agreement of Merger (the “Merger”).  Upon effectiveness of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, or preferred stock, par value $0.001 per share, without any action on the part of the holder, was converted into one-five-thousandth (1/5,000) of a share of the surviving corporation’s common stock, par value $0.001 per share.  Immediately following the Merger, the surviving corporation filed an Amended and Restated Certificate of Incorporation which effected a 1-for-5,000 forward stock split with respect to the surviving corporation’s then outstanding common stock.  As a result of the foregoing transactions, any person holding less than 5,000 shares of common stock or preferred stock of the Company prior to the Merger is entitled to receive $0.06 in cash for each pre-Merger share held by such person.  Any person holding 5,000 or more shares of common stock or preferred stock of the Company prior to the Merger is entitled to receive the same number of shares of the surviving corporation after such transactions. All stockholders of the Company will be notified by the Company’s transfer agent, Colonial Stock Transfer Company, Inc., and will receive instructions regarding the exchange of their stock certificates for either cash or shares of the surviving corporation. The Company expects to pay approximately $175,000 to purchase shares cashed out in the transaction.

As a result of the transaction, there were fewer than 300 stockholders of record of the Company’s common stock, which allows the Company to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. The Company expects to promptly file a Form 15 with the SEC to provide notice of termination of registration of the Company’s common stock.

The common stock is currently quoted in the Pink Sheets and stockholders will continue to be able to trade their shares in the over-the-counter markets or private transactions.

Forward Looking Statements.  The statements in this Form 8-K Current Report concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties.  Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements.  These forward-looking statements are based on our management’s current views and assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opta Corporation

Date:	August 22, 2006	By:	/s/ Vincent Yan
Vincent Yan
President and CEO